SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                   FORM 8-K/A
                                (Amendment No. 1)



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





Date of report (Date of earliest event reported):  May 8, 1998


                      HARDING LAWSON ASSOCIATES GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


      0-16169                                           68-0132062
(Commission File Number)                    (I.R.S. Employer Identification No.)


                7655 Redwood Boulevard, Novato, California 94945
                    (Address of Principal Executive Offices)


                                (415) 892-0821
              (Registrant's Telephone Number, Including Area Code)

The undersigned Registrant hereby amends the following item of its Current Report on Form 8-K for the event of May 8, 1998:

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (a)   AUDITED FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                   (i)      Independent Auditor's Report

                   (ii) ABB Environmental Services, Inc. Balance Sheet as of December 31, 1997

                   (iii) ABB Environmental Services, Inc. Statement of Operations for the Years Ended December 31, 1997 and 1996

                   (iv) ABB Environmental Services, Inc. Statements of Changes in Stockholder's Equity for the years ended December 31, 1997 and 1996

                   (v) ABB Environmental Services, Inc. Statements of Cash Flows for the Years Ended December 31, 1997 and 1996

                   (vi) ABB Environmental Services, Inc. Notes to Financial Statements

           (b)   UNAUDITED CONDENSED FINANCIAL STATEMENTS AND EXHIBITS

                   (i) ABB Environmental Services, Inc. Unaudited Condensed Balance Sheet as of March 31, 1998

                   (ii) ABB Environmental Services, Inc. Unaudited Condensed Statement of Operations for the Three Months Ended March 31, 1998

                   (iii) ABB Environmental Services, Inc. Unaudited Condensed Statement of Cash Flows for the Three Months Ended March 31, 1998

                   (iv) ABB Environmental Services, Inc. Notes to Unaudited Condensed Financial Statements

            (c)  PRO FORMA FINANCIAL INFORMATION

                   (i) Harding Lawson Associates Group, Inc. and ABB Environmental Services, Inc. Unaudited Condensed Pro Forma Combined Balance Sheet as of February 28, 1998

                   (ii) Harding Lawson Associates Group, Inc. and ABB Environmental Services, Inc. Unaudited Condensed Pro Forma Combined Statement of Income for the Nine Months Ended February 28, 1998

                   (iii) Harding Lawson Associates Group, Inc. and ABB Environmental Services, Inc. Unaudited Condensed Pro Forma Combined Statement of Income for the Year Ended May 31, 1997

                   (iv) Harding Lawson Associates Group, Inc. and ABB Environmental Services, Inc. Notes to Unaudited Condensed Pro Forma Combined Financial Statements

            (d)      EXHIBITS

                   23.1     Consent of Independent Certified Public Accountants

                          Independent Auditors' Report



The Board of Directors
ABB Environmental Services, Inc.:


We have audited the accompanying balance sheet of ABB Environmental Services, Inc. (a wholly owned subsidiary of ABB Service Inc.) as of December 31, 1997, and the related statements of operations, changes in stockholder's equity, and cash flows for each of the years in the two-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ABB Environmental Services, Inc. as of December 31, 1997, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1997, in conformity with generally accepted accounting principles.




Boston, Massachusetts                                      KPMG Peat Marwick LLP
January 19, 1998

                        ABB ENVIRONMENTAL SERVICES, INC.
                 (A Wholly Owned Subsidiary of ABB Service Inc.)

                                  Balance Sheet

                                December 31, 1997
                             (Dollars in thousands)

                                                                     1997
                                                                     ----
Assets
Current assets:
   Cash and cash equivalents                                      $    139
   Receivables from clients, net (note 2):
            Billed                                                  10,203
            Unbilled                                                 3,651
   Employee advances                                                    41
   Due from affiliated companies (note 5)                              439
   Prepaid expenses                                                    302
   Other current assets                                                 26
                                                                   --------
                           Total current assets                     14,801

Equipment and leasehold improvements, net (note 3)                   1,367
Other assets, net                                                       95
                                                                   --------

                                                               $    16,263
                                                                   ========
   Liabilities and Stockholder's Equity

Current liabilities:
   Current installments of long-term debt                      $        25
   Accounts payable                                                  2,085
   Accrued expenses (note 6)                                           911
   Accrued salaries and wages                                        2,670
   Due to affiliated companies (note 5)                                844
   Billings in excess of costs and estimated earnings on
          uncompleted contracts                                      1,379
   Borrowings from affiliates (note 5)                               2,252
                                                                    -------
                           Total current liabilities                10,166

Postretirement health and life insurance benefit obligation            657
Long-term postemployment benefit obligation                            638
                                                                    -------
                           Total liabilities                        11,461
                                                                    -------
Stockholder's equity:
  Common stock, no par value.  Authorized, issued and
         outstanding 1,000 shares                                      -
  Additional paid-in capital                                        14,530
  Accumulated deficit                                               (9,728)
                                                                    -------

                           Total stockholder's equity                4,802
                                                                    -------
Commitments and contingencies (notes 7 and 8)

                                                               $    16,263
                                                                   ========
See accompanying notes to financial statements.

                        ABB ENVIRONMENTAL SERVICES, INC.
                 (A Wholly Owned Subsidiary of ABB Service Inc.)

                            Statements of Operations

                     Years ended December 31, 1997 and 1996
                  (Dollars in thousands, except per share data)



                                                          1997            1996
                                                          ----            ----

Fees from professional services (notes 1, 5 and 9)   $   51,348          58,708
                                                         ------          ------

Cost of professional services:
   Direct salaries and wages                             12,749          13,563
   Overhead                                              15,568          18,094
   Other direct costs                                    15,055          20,885
                                                         ------          ------
      Total cost of professional services                43,372          52,542
                                                         ------          ------

         Gross profit                                     7,976           6,166
                                                        -------         -------

Operating expenses:
   General and administrative                             2,917           6,103
   Marketing and selling                                  3,091           1,634
   Other operating expenses                                 191             250
                                                         ------          ------
      Total operating expenses                            6,199           7,987

         Income (loss) from operations                    1,777          (1,821)
                                                         ------          -------

Other income (expense):
   Interest income                                            4               1
   Interest expense                                        (372)           (446)
                                                         -------       ---------
      Total other expense, net                             (368)           (445)
                                                        --------        --------

         Income (loss) before provision for
           income taxes                                   1,409          (2,266)

Provision for income taxes (note 4)                         615              62
                                                          ------         -------

      Net income (loss)                              $      794          (2,328)
                                                        =======          =======

Basic and diluted earnings (loss) per share          $      794          (2,328)
                                                        =======          =======
Weighted average common shares outstanding                1,000           1,000
                                                        =======          =======

See accompanying notes to financial statements.

                        ABB ENVIRONMENTAL SERVICES, INC.
                 (A Wholly Owned Subsidiary of ABB Service Inc.)

                  Statements of Changes in Stockholder's Equity

                     Years ended December 31, 1997 and 1996
                  (Dollars in thousands, except per share data)



                                                          Additional                    Total
                                      Common stock         paid-in    Accumulated   stockholder's
                                   Shares       Amount     capital      deficit        equity

Balance at December 31, 1995        1,000      $    -      14,557       (8,194)         6,363

   Net loss                             -           -           -       (2,328)        (2,328)

   Dividend paid to Parent
          ($545 per share)              -           -        (545)           -           (545)
                                    ------     ------      -------       ------        -------

Balance at December 31, 1996         1,000          -      14,012       (10,522)        3,490

   Net income                            -          -           -           794           794

   Contribution from Parent
          (note 4)                       -          -         518             -           518
                                    ------     ------       -----        ------         -----

Balance at December 31, 1997         1,000    $     -      14,530        (9,728)        4,802
                                    ======     ======      ======       =======         =====


See accompanying notes to financial statements.

                        ABB ENVIRONMENTAL SERVICES, INC.
                 (A Wholly Owned Subsidiary of ABB Service Inc.)

                            Statements of Cash Flows

                     Years ended December 31, 1997 and 1996
                             (Dollars in thousands)


                                                                       1997         1996
                                                                       ----         ----

Cash flows from operating activities:
  Net income (loss)                                                 $   794       $(2,328)
  Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
    Depreciation and amortization                                       906         1,028
    Charge in lieu of income taxes (note 4)                             518            --
    Loss on disposal of fixed assets                                      8            75
    Changes in operating assets and liabilities:
      Decrease in client and other receivables, net                   3,562         2,430
      Decrease in due from/to affiliated companies                      899           204
      (Increase) decrease in prepaid expenses and other
      current assets                                                    (18)           96
      Decrease in other assets                                           31           313
      Decrease in accounts payable, accrued salaries and wages,
      benefit obligations and accrued expenses                       (2,562)         (688)
      Decrease in billings in excess of costs and estimated
      earnings on uncompleted contracts                                (113)         (896)
                                                                    --------      --------
        Net cash provided by operating activities                     4,025           234
                                                                     -------      --------

Cash flows from investing activities:
  Capital expenditures                                                 (239)         (729)
  Proceeds from sale of fixed assets                                      -             7
                                                                     -------       -------
        Net cash used in investing activities                          (239)         (722)

Cash flows from financing activities:
  Principal payments on long-term debt                                  (52)          (61)
  Dividend payments                                                       -          (545)
  Increase (decrease) in borrowings from affiliates                  (3,843)        1,100
                                                                     -------        -----
        Net cash (used in) provided by
          financing activities                                       (3,895)          494
                                                                     -------       ------

Net change in cash and cash equivalents                                (109)            6

Cash and cash equivalents, beginning of year                             248           242
                                                                      ------        ------

Cash and cash equivalents, end of year                              $    139       $   248
                                                                     =======       =======

Supplemental disclosures of cash flow information:
  Cash paid for interest                                            $    270           380
                                                                     =======       =======
  Cash paid for income taxes, net of refunds                        $     38       $    44
                                                                     =======       =======

See accompanying notes to financial statements.

                        ABB ENVIRONMENTAL SERVICES, INC.
                 (A Wholly Owned Subsidiary of ABB Service Inc.)

                          Notes to Financial Statements

                           December 31, 1997 and 1996
                             (Dollars in thousands)



(1)      Summary of Significant Accounting Policies

         (a)      Description of Business

                  ABB Environmental Services, Inc. is a wholly owned subsidiary of ABB Service Inc. which, in turn, is a wholly owned subsidiary of Asea Brown Boveri Inc. (the "Parent"). The primary business of ABB Environmental Services, Inc. (the
                  Company) is to provide environmental consulting services. Government entities account for approximately 63% of the Company's business and the remaining portion is spread evenly among industries and geographic regions in the United States. The Company grants credit under credit terms that are customary in the industry.

         (b)      Cash Equivalents

                  Cash equivalents include amounts invested with ABB Treasury Center (USA), Inc. with original maturities of less than ninety days from issue date.

         (c)      Revenue Recognition

                  The Company recognizes revenues as services are performed for clients, using the percentage of completion method of accounting measured by the percentage of costs incurred to date to the estimated total costs for each contract. Changes in estimated profits on contracts are reflected during the period in which the change in estimate is made. Anticipated losses on contracts are charged to earnings when such losses can be reasonably estimated.

         (d)      Equipment and Leasehold Improvements

                  Equipment and leasehold improvements are stated at cost. Equipment is depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the lease terms.

         (e)      Income Taxes

                  The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

                        ABB ENVIRONMENTAL SERVICES, INC.
                 (A Wholly Owned Subsidiary of ABB Service Inc.)

                    Notes to Financial Statements, Continued
                             (Dollars in thousands)



(1)      Summary of Significant Accounting Policies, Continued

                  The Company is included in the consolidated federal and certain state income tax returns of the Parent. Current taxes provided in these financial statements that exceed any allocated liability under the tax sharing provisions of the Parent plus any tax liability arising from separately filed tax returns are not liabilities of the Company and are shown in the financial statements as a contribution to capital. Tax attributes related to carrybacks and carryforwards for those returns filed on a consolidated basis are not retained at the subsidiary level. Tax sharing provisions followed by the Parent and its affiliates provide for the allocation of liability based upon the consolidated current tax paying position of the Parent.

         (f)      Long-Lived Assets

                  In 1996, the Company adopted Financial Accounting Standards Board Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of ("SFAS 121"). SFAS 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to (1) those assets to be held and used in the business, and (2) for assets to be disposed of. There was no effect on the Company's financial statements as a result of the adoption of SFAS 121.

         (g)      Use of Estimates

                  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         (h)      Fair Value of Financial Instruments

                  The carrying amounts of financial instruments including cash, accounts receivable and accounts payable approximate fair value as of December 31, 1997 because of the relatively short maturity of these instruments.

                        ABB ENVIRONMENTAL SERVICES, INC.
                 (A Wholly Owned Subsidiary of ABB Service Inc.)

                    Notes to Financial Statements, Continued
                             (Dollars in thousands)



(1)      Summary of Significant Accounting Policies, Continued

         (i)      Earnings Per Share

                  In 1997, the Company adopted Statement of Financial Accounting Standards No. 128, Earnings Per Share, which requires computation and presentation of basic and diluted earnings per share. Basic earnings per share (EPS) is calculated by dividing net income applicable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS is the same as basic EPS since there were no potentially dilutive common shares that were outstanding during any of the two years.

         (j)      Recent Accounting Pronouncements

                  In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS 130). SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company plans to adopt this statement on January 1, 1998, as required.

                  In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (SFAS-131). This statement established standards for reporting information about operating segments in interim and annual financial reports issued to shareholders. It also established standards for related disclosure about products and services, geographic areas, and major customers. The Company plans to adopt this statement on January 1, 1998, as required.

                  In February 1998, the FASB issued Statement of Financial Accounting Standard No. 132, Employers' Disclosure about Pension and Other Postretirement Benefits (SFAS 132), which revises employers' disclosures about pensions and other postretirement benefit plans, and does not change the measurement or recognition of those plans. The Company plans to adopt this statement on January 1, 1998, as required.

                  In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133). This statement established the accounting and reporting standards for derivative instruments embedded in other contracts and for hedging activities. At December 31, 1997, the Company was not engaged in derivative or hedging activities.

                        ABB ENVIRONMENTAL SERVICES, INC.
                 (A Wholly Owned Subsidiary of ABB Service Inc.)

                    Notes to Financial Statements, Continued
                             (Dollars in thousands)



(2)      Receivables from Clients

         Receivables from clients at December 31, 1997 are comprised of the following:

                                                                         1997

              Receivables billed:
                  Currently receivable                            $     8,531
                  Retainage                                             2,122
                                                                     --------
                                                                       10,653
              Less allowance for doubtful accounts                        450
                                                                     --------
                                                                  $    10,203
                                                                     ========

         Retainage at December 31, 1997, includes approximately $277 which is not expected to be collected within one year.

         Unbilled receivables consist of revenues earned on contracts in process as of December 31, 1997 which had not yet been invoiced as of that date.


(3)      Equipment and Leasehold Improvements

         The components of equipment and leasehold improvements are as follows at December 31, 1997:

                                                                          1997

             Equipment                                             $     6,721
             Leasehold improvements                                        543
                                                                       -------
                                                                         7,264
             Less accumulated depreciation and amortization             (5,897)
                                                                       -------
                                                                   $     1,367
                                                                       =======
         Depreciation is calculated using the straight-line method over the following estimated useful lives:

         Equipment                          3-8 years
         Leasehold improvements             6 years (or over the lease terms
                                              whichever is less)

                        ABB ENVIRONMENTAL SERVICES, INC.
                 (A Wholly Owned Subsidiary of ABB Service Inc.)

                    Notes to Financial Statements, Continued
                             (Dollars in thousands)



(4)      Income Taxes

         The components of the income tax provision consist of the following:

                                                          1997            1996
                                                          ----            ----

             Current:
                  Federal                             $    470            $  -
                  State                                    145              62
                                                        ------          ------

                     Provision for income taxes       $    615            $ 62
                                                        ======          ======

         The provision for income taxes differs from the amount that would be computed using the 35% U.S. federal income tax rate due to state taxes.

         For federal and certain state income tax reporting purposes, the Company's results are included in its Parent's consolidated tax returns.

         Under the tax sharing provisions of the Parent, current taxes provided in excess of the sum of any allocated consolidated liability and state tax returns filed on a stand-alone basis are reported as contributions to capital. Accordingly, $518 and $0 are reported as a contribution to capital in 1997 and 1996, respectively.

         Deferred income taxes are recorded based upon differences between the financial statements and the tax basis of assets and liabilities, net of a valuation allowance. At December 31, 1997, the Company had no deferred tax liabilities. A deferred tax asset of $1,828 is recorded at December 31, 1997 as follows:

             Deferred tax assets:
                  Fixed assets                                            $397
                  Allowance for bad debts                                  180
                  Worker's compensation                                     22
                  Accrued vacation                                         440
                  Postretirement health and life
                    insurance benefit obligation                           263
                  Postemployment benefit obligation                        368
                  Other                                                    158
                                                                        -------
                     Total gross deferred tax asset                      1,828

             Less valuation allowance                                    1,828
                                                                        -------
                     Net deferred tax asset                             $    -
                                                                        =======

         A valuation allowance of $1,828 is recorded against the deferred tax asset at December 31, 1997, since management believes that it is more probable than not that the deferred tax asset will not be realized. There was a decrease in the valuation allowance of $30 during 1997 due to a decrease in nondeductible accruals and an increase in the valuation allowance of $604 during 1996 due to an increase in nondeductible accruals.

                        ABB ENVIRONMENTAL SERVICES, INC.
                 (A Wholly Owned Subsidiary of ABB Service Inc.)

                    Notes to Financial Statements, Continued
                             (Dollars in thousands)


(5)      Related Party Transactions

         Included  in  fees  from   professional   services  are  revenues  from
         affiliates for the years ended December 31, 1997 and 1996 of $1,941 and $3,576, respectively.

         Notes payable to ABB Treasury Center (USA), Inc. consist of the follow-ing at December 31, 1997:

             Amount                      $ 1,300                     $400
             Interest rate                 6.225%                  6.0375%
             Date due                January 6, 1998            January 7, 1998

         The Company participates in a cash pooling arrangement with its Parent. The net borrowing was $552 at December 31, 1997.

         Due from/to affiliated companies results from services provided to/by related companies.


(6)      Benefit Plans

         Pension Plan

         Substantially all of the Company's employees are included in a noncontributory defined benefit pension plan (the "Plan") provided by the Parent. The Company makes payments to the Parent to cover its allocated expense, therefore, there is no accrued pension liability or asset recorded by the Company at December 31, 1997. The expense associated with the Plan was $815 in 1997 and $910 in 1996. Under the terms of the Plan, retirement benefit calculations take into consideration, among other things, years of credited service and compensation levels.

         401(k) Plan

         Company employees may participate in the Parent-sponsored 401(k) retirement savings plan whereby 50% of each employee's contribution is matched to a maximum of 3% of the employee's annual compensation. For the years ended December 31, 1997 and 1996, the Company's expense related to the 401(k) Plan totaled $538 and $494, respectively.

         Retiree Health and Life Insurance Benefits

         The Company, in conjunction with a Parent-sponsored plan, provides health care and life insurance benefits for eligible retired employees, generally those with ten or more years of service who meet certain minimum age criteria. Significant plan provisions include flexible benefit coverage, retiree contributions and limitations on the Company's contributions.

                        ABB ENVIRONMENTAL SERVICES, INC.
                 (A Wholly Owned Subsidiary of ABB Service Inc.)

                    Notes to Financial Statements, Continued
                             (Dollars in thousands)



(6)      Benefit Plans, Continued

         The Company recognizes the cost of postretirement health care benefits on the accrual basis as employees render service, based on an allocation from the Parent. The accrued postretirement health and life insurance benefit obligation was $657 at December 31, 1997. The net periodic postretirement benefit cost was $216 and $205 for 1997 and 1996, respectively.

         Postemployment Benefits

         The Company, in connection with a Parent-sponsored plan, provides certain postemployment benefits, primarily severance, to qualifying former or inactive employees following employment but before retirement. The Company accrues for the cost of the benefits based on an allocation from the Parent. At December 31, 1997, the Company had accrued an obligation for postemployment benefits of $920; the current portion of the obligation, $282, is included in accrued expenses.


(7)      Leases

         The Company rents various office facilities and certain equipment under noncancellable operating leases. The office facility leases contain a renewal option for periods ranging from month-to-month to 5 years, at substantially the same lease payments, and require the Company to pay all executory cost such as maintenance, taxes, and insurance. In most cases, management expects that in the normal course of business, leases will be renewed or replaced by others. Future minimum annual lease payments (principally office facilities) at December 31, 1997, are as follows:

                           1998                 $   1,292
                           1999                       756
                           2000                       711
                           2001                       514
                                                  -------

                                                $   3,273
                                                  =======

         Rent   expense  for  the  years  ended   December  31,  1997  and  1996
         approximated $2,884 and $3,106, respectively.


(8)      Contingencies

         The Company is involved with various claims and legal action arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

                        ABB ENVIRONMENTAL SERVICES, INC.
                 (A Wholly Owned Subsidiary of ABB Service Inc.)

                    Notes to Financial Statements, Continued
                             (Dollars in thousands)



(9)      Business and Credit Concentrations

         The Company's primary line of business, environmental services, is significantly impacted by the United States defense and environmental research and clean-up budgets. As the government continues to reduce budget allocations for defense and environmental research and clean-up expenditures, sales to customers operating in these industries may be adversely affected.

         A single customer represented 35% and 28% of the Company's revenues in 1997 and 1996, respectively. No other single customer represented 10% or more of the Company's revenues in 1997 or 1996.

(10)     Subsequent Event (Unaudited)

         On May 8, 1998, Harding Lawson Associates Group, Inc. acquired all of the outstanding shares of ABB Environmental Services, Inc. from ABB Service Inc. The total consideration of $13,500,000 was paid entirely in cash.

         ABB Service Inc. retained all obligations with respect to the Company's employee benefit plans, including pension, 401(k), postemployment and retiree health and life insurance obligations as of the closing date. ABB Service Inc. also retained the Company's payroll related liabilities, certain accrued intercompany fees, the Company's net cash position to the Parent and prepaid insurance assets, all as of the closing date.

                        ABB Environmental Services, Inc.
                 (a wholly owned subsidiary of ABB Service Inc.)

                        Unaudited Condensed Balance Sheet

                                 March 31, 1998
                             (Dollars in thousands)

Assets
Current assets:
   Cash and cash equivalents                                          $     168
   Receivables from clients, less allowance
     for doubtful accounts of $450:
       Billed                                                             6,906
       Unbilled                                                           4,382
   Employee advances                                                         85
   Due from affiliated companies                                            241
   Prepaid expenses                                                         567
                                                                        -------
Total current assets                                                     12,349

Equipment and leasehold improvements, net                                 1,194
Other assets, net                                                            95
                                                                        -------
                                                                       $ 13,638
                                                                        =======

Liabilities and stockholder's equity Current liabilities:
   Current installments of long-term debt                           $       16
   Accounts payable                                                      2,012
   Accrued expenses                                                        635
   Accrued salaries and wages                                            2,238
   Due to affiliated companies                                             339
   Billings in excess of costs and estimated earnings on
     uncompleted contracts                                               1,514
   Borrowings from affiliates                                              708
                                                                       -------
Total current liabilities                                                7,462

Benefit obligations                                                      1,332
                                                                       -------
                                                                         8,794

Commitments and contingencies

Stockholder's equity:
   Common stock, no par value; authorized, issued and outstanding
     1,000 shares                                                            -
   Additional paid-in capital                                           14,530
   Accumulated deficit                                                  (9,686)
                                                                       -------
Total stockholder's equity                                               4,844
                                                                       -------
                                                                       $13,638
                                                                       =======

See accompanying notes to unaudited condensed financial statements.

                        ABB Environmental Services, Inc.
                 (a wholly owned subsidiary of ABB Service Inc.)

                   Unaudited Condensed Statement of Operations

                        Three months ended March 31, 1998
                  (Dollars in thousands, except per share data)


Fees from professional services                                     $11,258

Cost of professional services                                         9,728
                                                                     ------
Gross profit                                                          1,530

Operating expenses                                                    1,481
                                                                     ------
Income from operations                                                   49

Other expense:
    Interest expense                                                      7
                                                                     ------
Net income                                                        $      42
                                                                     ======

Basic and diluted earnings per share                              $      42
                                                                     ======

Weighted average common shares outstanding                            1,000
                                                                     ======

See accompanying notes to unaudited condensed financial statements.

                        ABB Environmental Services, Inc.
                 (a wholly owned subsidiary of ABB Service Inc.)

                   Unaudited Condensed Statement of Cash Flows

                        Three months ended March 31, 1998
                             (Dollars in thousands)


Operating activities
Net income                                                          $      42
Adjustments to reconcile net income to net cash provided
   by operating activities:
     Depreciation and amortization                                        173
     Changes in operating assets and liabilities                        1,367
                                                                       ------
Net cash provided by operating activities                               1,582

Financing activities
Principal payments on long-term debt                                       (9)
Decrease in borrowings from affiliates                                 (1,544)
                                                                       ------
Net cash used in financing activities                                  (1,553)
                                                                       ------
Net increase in cash and cash equivalents                                  29
Cash and cash equivalents, beginning of period                            139
                                                                       ------
Cash and cash equivalents, end of period                             $    168
                                                                       ======

Supplemental disclosure of cash flow information:
   Cash paid for interest                                            $      7
                                                                       ======

See accompanying notes to unaudited condensed financial statements.

                        ABB ENVIRONMENTAL SERVICES, INC.
                 (A Wholly Owned Subsidiary of ABB Service Inc.)

                Notes to Unaudited Condensed Financial Statements

                                 March 31, 1998



1.       Basis of Presentation

The Company

The accompanying condensed financial statements have been prepared without audit by ABB Environmental Services, Inc. (a wholly owned subsidiary of ABB Service Inc.) (the "Company") in accordance with generally accepted accounting principles for interim financial statements and pursuant to the rules of the Securities and Exchange Commission for Form 10-Q. Certain information and footnotes required by generally accepted accounting principles for complete financial statements have been omitted. It is the opinion of management that all adjustments considered necessary for a fair presentation have been included, and that all such adjustments are of a normal and recurring nature. For further information, refer to the audited financial statements and footnotes (for the year ended December 31, 1997) included in the Harding Lawson Associates Group, Inc. filing on Form 8-K/A, dated July 17, 1998.

2.       Commitments and Contingencies

The Company is currently subject to certain claims and lawsuits arising in the ordinary course of its business. In the opinion of management, adequate provision has been made for all known liabilities that are currently expected to result from these claims and lawsuits, and in the aggregate such claims are not expected to have a material effect on the financial position or results of operations of the Company.


3.       Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


4.       Recent Accounting Pronouncements

In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company adopted this statement on January 1, 1998. No material differences between the Company's reported net income and comprehensive net income existed for the three-month period ended March 31, 1998.

In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). This statement established standards for reporting information about operating segments in interim and annual financial reports issued to shareholders. It also established standards for related disclosure about products and services, geographic areas, and major customers. The Company adopted this statement on January 1, 1998 and operates in one operating segment.

In February 1998, the FASB issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosure about Pension and Other Postretirement Benefits" ("SFAS 132"), which revised employers' disclosures about pensions and other postretirement benefit plans, and does not change the measurement or recognition of those plans. The Company adopted this statement on January 1, 1998. The adoption of this statement had no effect on the Company's results of operations or financial position for the three-month period ended March 31, 1998.

In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). This statement established the accounting and reporting standards for derivative instruments embedded in other contracts and for hedging activities. At March 31, 1998, the Company was not engaged in derivative or hedging activities.

5.       Subsequent Event

On May 8, 1998, Harding Lawson Associates Group, Inc. acquired all of the outstanding shares of ABB Environmental Services, Inc. from ABB Service Inc. The total consideration of approximately $12,000,000 (purchase price of $13,500,000 less certain adjustments at close) is expected to be paid entirely in cash.

ABB Service Inc. retained all obligations with respect to the Company's employee benefit plans, including pension, 401(k), postemployment and retiree health and life insurance obligations as of the closing date. ABB Service Inc. also retained the Company's payroll related liabilities, certain accrued intercompany fees, the Company's net cash position to the Parent and prepaid insurance assets, all as of the closing date.


                                         Pro Forma Financial Information
                     HARDING LAWSON ASSOCIATES GROUP, INC. and ABB ENVIRONMENTAL SERVICES, INC.
                                Unaudited Condensed Pro Forma Combined Balance Sheet
                                         Nine months ended February 28, 1998
                                          (In thousands, except share data)

                                                               Historical                  Note 2          Pro Forma
                                                          HLA            ABB-ES          Adjustments        Combined
ASSETS
Current Assets:
     Cash and cash equivalents                         $26,864              $211         $(11,275)          $15,800
     Accounts receivable                                21,208             7,933                             29,141
     Unbilled work in progress                           3,843             3,962                              7,805
     Less allowances for receivables
       and unbilled work                                (1,356)               --                             (1,356)
     Prepaid expenses                                    1,211               274              (41)            1,444
     Deferred income taxes                               2,864                                                2,864
-------------------------------------------------------------------------------------------------------------------
           Total current assets                         54,634            12,380          (11,316)           55,698
-------------------------------------------------------------------------------------------------------------------
Equipment     23,604                                     7,290                             30,894
Less accumulated depreciation                          (19,312)           (6,038)                           (25,350)
--------------------------------------------------------------------------------------------------------------------
       Net equipment                                     4,292             1,252                              5,544
-------------------------------------------------------------------------------------------------------------------
Deposits and other assets                                6,178                95            5,469            11,742
-------------------------------------------------------------------------------------------------------------------
           Total assets                                $65,104           $13,727          $(5,847)          $72,984
===================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Current portion long-term debt                   $                      $16            $                   $16
     Accounts payable                                    3,654             2,584                              6,238
     Accrued expenses                                    4,528               903              584             6,015
     Accrued compensation                                5,229             2,295              (66)            7,458
     Income taxes payable                                  561                55              (55)              561
     Billings in excess of costs and
       estimated earnings on contracts                                     1,564                              1,564
-------------------------------------------------------------------------------------------------------------------
           Total current liabilities                    13,972             7,417              463            21,852
-------------------------------------------------------------------------------------------------------------------
Other liabilities                                        1,412             1,666           (1,666)            1,412
-------------------------------------------------------------------------------------------------------------------
           Total liabilities                            15,384             9,083           (1,203)           23,264
-------------------------------------------------------------------------------------------------------------------
Commitments and Contingencies
Minority interest in subsidiaries                          336                                 --               336
-------------------------------------------------------------------------------------------------------------------
Shareholders' Equity:
     Preferred stock--$.01 par value;
       authorized 1,000,000 shares;
       issued and outstanding--none
     Common  stock--$.01 par value;
      authorized 10,000,000  shares;
      issued and outstanding 4,986,193
      and 4,864,503 at February 28, 1998
       and May 31, 1997, respectively                       50             3,774           (3,774)               50
     Additional paid-in capital                         18,698                                               18,698
     Retained earnings                                  30,636               870             (870)           30,636
-------------------------------------------------------------------------------------------------------------------
           Total shareholders' equity                   49,384             4,644           (4,644)           49,384
-------------------------------------------------------------------------------------------------------------------
           Total liabilities and
           shareholders' equity                        $65,104           $13,727          $(5,847)          $72,984
===================================================================================================================

See notes to unaudited condensed pro forma financial information.



                     HARDING LAWSON ASSOCIATES GROUP, INC. and ABB ENVIRONMENTAL SERVICES, INC.
                             Unaudited Condensed Combined Pro Forma Statement of Income
                                         Nine months ended February 28, 1998
                                        (In thousands, except per share data)


                                                               Historical                  Note 3          Pro Forma
                                                          HLA            ABB-ES          Adjustments        Combined

Gross revenue                                          $93,486           $38,466                           $131,952

Less: Cost of outside services                          31,444            11,279                             42,723
-------------------------------------------------------------------------------------------------------------------

Net revenue                                             62,042            27,187                             89,229
-------------------------------------------------------------------------------------------------------------------
Costs and Expenses:
     Payroll and benefits                               41,759            19,251              (31)           60,979

     General expenses                                   17,489             6,564             (626)           23,427
-------------------------------------------------------------------------------------------------------------------

     Total costs and expenses                           59,248            25,815             (657)           84,406
-------------------------------------------------------------------------------------------------------------------

Operating income                                         2,794             1,372              657             4,823
Interest in loss of unconsolidated
     subsidiaries                                          (50)               (6)                               (56)
Interest income/(expense), net                             784              (225)              86               645
-------------------------------------------------------------------------------------------------------------------

Income before provision for income
     taxes and minority interest                         3,528             1,141              743             5,412

Provision for income taxes                               1,450               143              703             2,296

Minority interest in net income of subsidiaries             13                                                   13
-------------------------------------------------------------------------------------------------------------------

Net income                                              $2,065              $998              $40            $3,103
===================================================================================================================

Basic and diluted earnings per share                     $0.41                                                $0.61
Shares used in diluted per share calculation             5,097                                                5,097

See notes to unaudited condensed pro forma financial information.



                     HARDING LAWSON ASSOCIATES GROUP, INC. and ABB ENVIRONMENTAL SERVICES, INC.
                             Unaudited Condensed Combined Pro Forma Statement of Income
                                               Year ended May 31,1997
                                        (In thousands, except per share data)


                                                               Historical                  Note 3          Pro Forma
                                                          HLA            ABB-ES          Adjustment         Combined

Gross revenue                                         $123,412           $56,047                           $179,459

Less: Cost of outside services                          39,136            16,759                             55,895
-------------------------------------------------------------------------------------------------------------------

Net revenue                                             84,276            39,288                            123,564
-------------------------------------------------------------------------------------------------------------------
Costs and Expenses:
     Payroll and benefits                               56,647            28,289              (29)           84,907

     General expenses                                   23,517            11,401           (1,025)           33,893
-------------------------------------------------------------------------------------------------------------------

     Total costs and expenses                           80,164            39,690           (1,054)          118,800
-------------------------------------------------------------------------------------------------------------------

Operating income                                         4,112              (402)           1,054             4,764
Interest in loss of unconsolidated
     subsidiaries                                         (545)             (139)                              (684)
Interest income/(expense), net                             721              (440)             104               385
-------------------------------------------------------------------------------------------------------------------

Income before provision for income
     taxes and minority interest                         4,288              (981)           1,158             4,465

Provision for income taxes                               1,892                59              109             2,060

Minority interest in net loss of subsidiaries               (8)                                                  (8)
--------------------------------------------------------------------------------------------------------------------

Net income (loss)                                       $2,404           $(1,040)          $1,049            $2,413
===================================================================================================================

Basic and diluted earnings per share                     $0.49                                                $0.49
Shares used in per share calculation                     4,953                                                4,953

See notes to unaudited condensed pro forma financial information.

   HARDING LAWSON ASSOCIATES GROUP, INC. and ABB ENVIRONMENTAL SERVICES, INC.
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
                      (in thousands, except per share data)


Note 1 - Periods Presented

On May 8, 1998, Harding Lawson Associates Group, Inc. ("HLA") purchased all of the outstanding capital stock of ABB Environmental Services, Inc. ("ABB-ES"), a wholly owned subsidiary of ABB Services, Inc. The final purchase price for the acquisition of ABB-ES is expected to be approximately $12,000 (purchase price of $13,500 less certain adjustments at close). The ABB-ES acquisition has been accounted for using the purchase method of accounting.

The Unaudited Condensed Pro Forma Combined Balance Sheet as of February 28, 1998 has been prepared by combining the historical unaudited balance sheets of HLA and ABB-ES at February 28, 1998, and has been adjusted to reflect events directly attributable to the acquisition, as described in Note 2, Pro Forma Balance Sheet Adjustments Related to the Acquisition.

The Unaudited Condensed Pro Forma Combined Statements of Income have been prepared by combining the historical statements of income of HLA and ABB-ES and has been adjusted to assume the acquisition had taken place at the beginning of HLA's prior fiscal year (June 1, 1996), and to reflect events directly attributable to the acquisition, as described in Note 3, Pro Forma Statement of Income Adjustments Related to the Acquisition. The Unaudited Condensed Pro Forma Combined Statement of Income for the Year Ended May 31, 1997 has been prepared by combining HLA's historical audited statements of income for the year ended May 31, 1997 and nine months ended February 28, 1998 and ABB-ES's historical unaudited statement of operations for the same periods.

The pro forma financial information does not purport to represent what the company's results of operations or financial position would actually have been had the ABB-ES acquisition actually occurred on any of the dates set forth above or to project the company's results of operations or financial position for any future period or of any date, respectively. The pro forma information included herein should be read in conjunction with the Consolidated Financial Statements and Related Notes thereto of HLA filed on Form 10-K and Form 10-Q on August 21, 1997 and April 3, 1998 respectively, and ABB-ES included herein.

Note 2 - Pro Forma Balance Sheet Adjustments Related to the Acquisition

The adjustments to the Unaudited condensed Pro Forma Combined Balance Sheet as of February 28, 1998 relate primarily to the exclusion of the assets and liabilities not purchased or assumed by HLA and adjustments reflecting the goodwill recorded in connection with the acquisition. Adjustments made to reflect the assets and liabilities not acquired or assumed in the acquisition include the following adjustments to the specified accounts.

     Assets not acquired:
         Cash and cash equivalents                            $178
         Prepaid expenses                                       41
                                                              ----
                                                               219
     Liabilities not assumed:
         Accrued expenses                                      411
         Accrued compensation                                   66
         Income taxes payable                                   55
         Other liabilities                                   1,666
                                                            ------
                                                             2,198

The total estimated purchase price for the ABB-ES acquisition has been allocated on a preliminary basis to assets and liabilities based on management's best estimates of their fair value with the excess costs over the net assets acquired allocated to goodwill. Each of the allocations is subject to revision when additional information concerning asset and liability valuation is obtained. This allocation is subject to change pending a final analysis of the value of the assets acquired and liabilities assumed. The impact of such changes could be material. The estimated allocation of the purchase price to the assets acquired and liabilities assumed is as follows:

         Net working capital                                $4,281
         Net equipment                                       1,252
         Goodwill                                            5,469
         Deposits and other assets                              95
                                                         ---------

              Net assets                                   $11,097

The adjustment to cash for $11,097 reflects the purchase price that would have been paid had the acquisition occurred on February 28, 1998 according to the terms of the acquisition agreement. The adjustment to deposits and other assets of $5,469 relates to the goodwill recorded in connection with the acquisition. The total adjustment to liabilities of $1,203 reflects liabilities not assumed of $2,198 (primarily postretirement benefits retained by the seller) less $995 of liabilities incurred as a result of the acquisition.

Note 3 - Pro Forma Statements of Income Adjustments Related to the Acquisition.

For the unaudited condensed pro forma combined statement of operations for the nine months ended February 28, 1998, the adjustment of ($31) to payroll and benefits reflects the service cost related to the postretirement benefits liability not acquired. The ($626) adjustment to general expenses relates to the fees charged for the use of the ABB name which will not be paid by HLA subsequent to the transaction net of pro forma amortization of the goodwill associated with the acquisition. The goodwill will be amortized on a straight-line basis over a 20-year estimated life. The adjustment of $86 to net interest income/expense relates to the interest charges for the postretirement benefits liability not assumed by HLA. The $703 adjustment to provision for income taxes relates to adjustments necessary to provide for income taxes on combined income before taxes at HLA's effective tax rate adjusted for nondeductible amortization expense.

For the Unaudited Condensed Pro Forma Combined Statement of Income for the Year Ended May 31, 1997, the adjustment of ($29) to payroll and benefits reflects the service costs related to the postretirement benefits liability not assumed by HLA. The ($1,025) adjustment to general expenses relates to the fees charged for the use of the ABB name which will not be paid by HLA subsequent to the transaction net of pro forma amortization of the goodwill associated with the acquisition. The adjustment of $104 to net interest income/(expense) relates to the interest charge for the postretirement benefits liability not assumed by HLA. The $109 adjustment to the provision for income taxes relates to adjustments necessary to provide for income tax expense on combined income before taxes at HLA's effective tax rate adjusted for nondeductible amortization expense.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           HARDING LAWSON ASSOCIATES GROUP, INC.





Date  July 17, 1998                  By  /s/  Gregory A. Thornton
                                         -----------------------------
                                         Gregory A. Thornton, Vice President
                                           and Chief Financial Officer

               Consent of Independent Certified Public Accountants



The Board of Directors
ABB Environmental Services, Inc.:

We consent to the inclusion of our report dated January 19, 1998, with respect to the balance sheets of ABB Environmental Services, Inc. as of December 31, 1997, and the related statements of operations, changes in stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1997, which report appears in the Form 8-K/A of Harding Lawson Associates Group, Inc. dated July 17, 1998.



Boston, Massachusetts                                         KPMG Peat Marwick
July 17, 1998